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                                                                    Exhibit 23.7




                            CONSENT OF FUMIO OSHIMA

     The undersigned hereby consents to be named in this Registration Statement on Form F-4 as a person designated to become a director of Publicis Groupe S.A. upon the consummation of the merger between Bcom3 Group, Inc. and Philadelphia Merger Corp., a wholly-owned subsidiary of Publicis Groupe S.A.




                                                  /s/ Fumio Oshima
                                                  ------------------------------
                                                    Fumio Oshima

Date: May 1st, 2002
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